Exhibit 99.1

Contact:	Edward R. Carlin
Chief Financial Officer
(865) 966-2000

GOODY’S FAMILY CLOTHING RESUMES STOCK BUYBACKS
UNDER ITS STOCK REPURCHASE PROGRAM

Knoxville, Tennessee (September 14, 2004) — Goody’s Family Clothing, Inc. (Nasdaq:GDYS), reported in response to a question at an investor’s conference yesterday that it has recently purchased shares of its common stock under the stock buyback program it has had in place since June 1999.

Robert M. Goodfriend, Chairman and Chief Executive Officer of the Company, further stated at the conference, “We intend to continue to take advantage of our strong cash position by purchasing our shares, subject to market price, prevailing market conditions and other factors, as opportunities arise. Goody’s has approximately $11.7 million available for the purchase of stock under its previously announced $20 million stock repurchase program. We will report the number of shares purchased under the program in our quarterly filings with the Securities and Exchange Commission, as required.”

Goody’s, headquartered in Knoxville, Tennessee, is a retailer of moderately priced family apparel, currently operating 350 stores in the 19 states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Mississippi, Missouri, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Texas, Virginia and West Virginia.

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